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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement of our reports dated April 16, 2004, relating to the consolidated financial statements of Rural LEC Acquisition LLC and Mid-Missouri Holding Corp., which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Atlanta Georgia
June 28, 2004

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Consent of Independent Registered Public Accounting Firm